Exhibit 5.1

August 21, 2026

VIA ELECTRONIC MAIL

MAIA Biotechnology, Inc.

444 West Lake Street, Suite 1700,

Chicago, IL, 60606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MAIA Biotechnology, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”), filed by the Company on August 21, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es) of up to $150 million aggregate offering proceeds, of the following securities of the Company:

●	shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

●	shares of preferred stock, par value $0.0001 par value, of the Company, in one or more series or classes (the “Preferred Stock”);

●	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, but which may not be guaranteed by any affiliates of the Company or any other person, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.3 or Exhibit 4.4 to the Registration Statement (the “Indenture”);

●	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”);

●	subscription rights of the Company (the “Subscription Rights”), which may be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”) to be entered into by and between the Company and the subscription rights agent to be named therein (the “Subscription Rights Agent”); and

●	units consisting of Common Stock, Preferred Stock, Debt Securities, or Warrants (the “Units”), which may be issued under unit agreements (each, a “Unit Agreement”), to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and the other parties thereto (the “Unit Parties”).

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights, the Units, as well as any additional Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.”

We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon one or more certificates of officers of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; (vi) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws; (vii) that the issuance and sale of the Securities do not violate any applicable law, are in conformity with the Company’s then operative Articles of Incorporation (as defined herein) and Bylaws (as defined herein), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets; (viii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; and (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, as applicable.

With respect to our opinion as to the Common Stock or other Securities convertible into, exercisable for or including Common Stock, we have been advised by the Company and for purposes of this opinion we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for any Securities convertible into or exercisable for Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock or other Securities convertible into, exercisable for, or including Preferred Stock, we have assumed that, (a) at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or for any Securities convertible into or exercisable for Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock, and (b) the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s then operative Articles of Incorporation (the “Articles of Incorporation”), to be approved by the Company’s Board of Directors and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective.

We have also assumed that any Debt Securities, Warrants, Subscription Rights or Units offered under the Registration Statement, and the related Indenture, Warrant Agreement, Subscription Rights Agreement or Unit Agreement, as applicable, are executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Subscription Rights or Warrants or relating to any Units, the applicable convertible Debt Securities, Subscription Rights, Warrants or Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be subject to (x) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights, (y) general equity or public policy principles (regardless of whether considered in a proceeding at law or in equity) and (z) limitations on availability of equitable relief, including specific performance. We have also assumed with respect to the Warrants offered under the Registration Statement, that (a) such Warrants will be issued pursuant to a Warrant Agreement, (b) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Warrants will be set forth in a Prospectus Supplement forming a part of the Registration Statement. We have also assumed with respect to the Subscription Rights offered under the Registration Statement that (A) such Subscription Rights will be issued pursuant to a Subscription Rights Agreement, (B) the Subscription Rights Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (C) the particular terms of any Subscription Rights will be set forth in a Prospectus Supplement. We have also assumed with respect to the Units offered under the Registration Statement, that (a) such Units will be issued pursuant to a Unit Agreement, (b) the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any series of Units will be set forth in a Prospectus Supplement forming a part of the Registration Statement. We have also assumed with respect to the Debt Securities offered under the Registration Statement, that (a) such Debt Securities will be issued pursuant to an Indenture, (b) the Indenture has been or will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (c) the particular terms of any Debt Securities will be set forth in a Prospectus Supplement forming a part of the Registration Statement.

Our opinions herein are expressed solely with respect to the laws of the State of Nevada and, as to the Debt Securities, Warrants, Subscription Rights and Units constituting valid and legally binding obligations of the Company, the laws of the State of New York.  Our opinions are based on these laws as in effect on the date hereof.  We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions and qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of shares of Common Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Amended and Restated Certificates of Incorporation and the Company’s then operative bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained;  and (v) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Subscription Rights or Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of Preferred Stock and to authorize the issuance and sale of shares of such series of Preferred Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) appropriate certificates of amendment to the then operative Articles of Incorporation relating to the terms and issuance of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted by the State of Nevada; (v) the terms of the Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Subscription Rights or Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

3. With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture in substantially the forms filed as exhibits to the Registration Statement, have been duly executed and delivered by the Company and the Trustee and have been qualified under the Trust Indenture Act of 1939, as amended; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Amended and Restated Certificate Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against the requisite payment therefor, which the Company has received, then the Debt Securities, when issued and sold in accordance with the Indenture and as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company.

4. With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a Warrant Agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for such Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor, which the Company has received, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s), and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Subscription Rights in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. With respect to the Subscription Rights issued under a Subscription Rights Agreement and offered under the Registration Statement, provided that (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a subscription agreement or subscription rights certificate and to authorize the form, terms, execution and delivery of the Subscription Rights and to fix or otherwise determine the consideration to be received for the Subscription Rights and the terms of the offer and sale thereof; (ii)  any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iii) the Subscription Rights Agreement has been duly executed and delivered by the Company and the Subscription Rights Agent as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); and (iv) the Subscription Rights have been duly executed and delivered by the Company and authenticated by the Subscription Rights Agent pursuant to the Subscription Rights Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Subscription Rights are then issued and sold as contemplated in the Registration Statement, the Base Prospectus, the Prospectus Supplement(s) and any related free-writing prospectus, then such Subscription Rights, when issued and sold in accordance with the Subscription Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a Unit Agreement and to authorize the form, terms, execution and delivery of the Units and to fix or otherwise determine the consideration to be received for the Units and the terms of the offer and sale thereof; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Parties as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); and (iv) the Units have been duly executed and delivered by the Company and authenticated by the Unit Parties pursuant to the Unit Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus, the Prospectus Supplement(s) and any related free-writing prospectus(es), then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (i) proxies, powers and trusts, (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (k) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (l) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Debt Securities, Warrants, Subscription Rights and Units and the applicable Indentures, Warrant Agreements, Subscription Agreements and Unit Agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our firm name wherever it appears in the Registration Statement, the Base Prospectus, and any Prospectus Supplement. In giving this consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion is limited to the matters expressly set forth in this opinion as of the date hereof and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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